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                                                                  EXHIBIT 10(ss)

                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         The Employment Agreement by and between FLEET FINANCIAL GROUP, INC. (now FleetBoston Financial Corporation), a Rhode Island corporation (the "Company"), and Bradford H. Warner (the "Executive"), dated as of March 14, 1999 amended effective as of March 30, 2000 and April 22, 2002 (the "Agreement"), is hereby further amended, effective as of October 1, 2002, as set forth below.

Section 5 (a)(i)(A) of the Agreement is hereby restated in its entirety to read as follows:

(A) the "Severance Payments" as defined in Section 6.1 of the Prior Agreement (including without limitation payment to the Executive on account of the items described in paragraph (C) of such Section 6.1), representing the amounts and benefits to which the Executive would have been entitled under the Prior Agreement, as determined by the Auditor (as defined in section 5 (d)) no later than 30 days after the execution of this Agreement, plus interest from the Effective Date to the effective date of this Third Amendment (the "Initial Interest Term"), at an annual rate equal to the "prime" rate as in effect from time to time, compounded daily, and interest from the effective date of this Third Amendment to the date of payment of such Severance Payments (the "Second Interest Term"), at a rate equal to the prior month 1 Year Constant Maturity Treasury rate as determined each month by the Federal Reserve, compounded daily (subject to the limitation that the average interest rate used during the Initial Interest Term and the Second Interest Term shall in no event exceed 10%) (the "New Severance Payment"); provided that notwithstanding the foregoing, if the Executive's employment is terminated other than by the Company without Cause or by the Executive for Good Reason prior to the second anniversary of the Effective Date, the Executive shall not be entitled to receive the New Severance Payment and shall instead be entitled to receive the Severance Payments as defined in Section 6.1 of the Prior Agreement without interest thereon and, provided, further that the Executive may elect to reduce the Severance Payments by the amount described in paragraph (B) of Section
       6.1 of the Prior Agreement and, in lieu thereof, receive for a period of three years following the Date of Termination the continuation of the benefits described in Section 3 (d)(ii); and

       IN WITNESS WHEREOF, the Executive and the Company have caused this Third Amendment to the Agreement to be entered into as of the day and year set forth above.

                                          /s/ BRADFORD H. WARNER
                                          ---------------------------------
                                          Bradford H. Warner

                                          FLEETBOSTON FINANCIAL CORP.

                                      By: /s/ BRADFORD H. WARNER
                                          ---------------------------------
                                   Title: Executive Vice President